Exhibit 99.1

B. Riley Financial Announces Exercise of Underwriters’ Option in Connection with its 5.00%

Senior Notes Offering due 2026

LOS ANGELES, December 13, 2021 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley Financial” or “the Company”), a diversified provider of business advisory and financial services, today announced it has sold approximately $22.7 million in an additional aggregate principal amount of its 5.00% Senior Notes due 2026 (the “Notes”) pursuant to the partial exercise of the underwriters’ option in connection with the Company’s previously closed public offering of $300 million aggregate principal amount of Notes.

Together with the closing of the partial exercise of the underwriters’ option, total net proceeds to the Company were approximately $312.5 million, after deducting underwriting discounts and commissions, but before expenses.

Trading of the Notes commenced on December 6, 2021 on the Nasdaq Global Market under the ticker symbol “RILYG.”

The Company intends to use the net proceeds from the offering for general corporate purposes, including funding future acquisitions and investments, repaying and/or refinancing indebtedness (which may, at the Company’s option, include redeeming all or a portion of its existing 6.75% Senior Notes due 2024), making loans and/or providing guaranty or backstop commitments to its clients in the ordinary course of business, making capital expenditures and funding working capital.

B. Riley Securities, Janney Montgomery Scott, Oppenheimer & Co., Ladenburg Thalmann, William Blair and InspereX acted as book-running managers for this offering. EF Hutton, division of Benchmark Investments, LLC, acted as lead manager for this offering. Aegis Capital Corp., Boenning & Scattergood, Brownstone Investment Group, Colliers Securities LLC, Huntington Capital Markets, Newbridge Securities Corporation and Wedbush Securities acted as co-managers.

The NBD Group acted as legal counsel to the Company. Duane Morris LLP acted as legal counsel to the underwriters.

The Notes were offered under the Company’s shelf registration statement on Form S-3ASR, which was automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on January 28, 2021. The offering of these Notes was made only by means of a prospectus supplement and accompanying base prospectus, which was filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov or by contacting B. Riley Securities at (703) 312-9580 or prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About B. Riley Financial

B. Riley Financial provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. The Company operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services.

www.brileyfin.com | NASDAQ: RILY	1

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the senior notes offering and the intended use of proceeds. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors

Mike Frank

ir@brileyfin.com

(212) 409-2424

Media

Jo Anne McCusker

press@brileyfin.com

(646) 885-5425

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Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	2